CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated November 8, 2002, in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A No. 2-79140) of Pioneer Mid Cap Growth Fund.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
January 23, 2003